EXHIBIT 10.26

SUBLEASE

                SUBLEASE (“Sublease”), dated November 24, 2004, by and between EMTEC, INC. (“Overtenant”), and vFINANCE, INC. (“Undertenant”).

                WHEREAS, pursuant to an Assignment and Assumption Agreement, dated as of __________, 2001, by and between Overtenant and Devise Associates, Inc., Overtenant assumed the lease (the “1998 Lease”), dated April 27, 1998, by and between Vandergrand Properties Co. L.P. (the “Landlord”) and Devise Associates, Inc., for the 12th floor (the “Premises”) located in the building known as 880 Third Avenue, NY, NY (the “Building”); each capitalized term not otherwise defined herein shall bear the meaning ascribed to it in the 1998 Lease; and

                WHEREAS, Undertenant desires to lease from Overtenant and Overtenant desires to lease to Undertenant the Premises for use as general and executive offices.

                NOW THEREFORE, Overtenant does hereby sublet to Undertenant and Undertenant does hereby rent from Overtenant the Premises from the Rent Commencement Date as defined in paragraph 3 below to June 30, 2008, to be used and occupied as general and executive offices upon the following conditions and covenants:

1.  Incorporation by Reference of 1998 Lease. Except as expressly modified by this Sublease, the terms of the 1998 Lease are incorporated herein as if Overtenant were Landlord thereunder and Undertenant were Tenant thereunder; Overtenant shall have all of Landlord’s rights, powers, immunities and obligations under the 1998 Lease, and Undertenant shall have all of Overtenant’s rights under the 1998 Lease with respect to the Premises. Except as expressly modified by this Sublease, Undertenant covenants and agrees to perform Overtenant’s obligations under, and be bound by and subject to the restrictions on Overtenant in, the 1998 Lease with respect to the Premises. Undertenant shall be liable to both Landlord and Overtenant with respect to the performance of Undertenant’s obligations hereunder and under the 1998 Lease.

2.  Landlord’s Consent. This Sublease is conditioned upon obtaining the Landlord’s consent to this Sublease within 30 days of execution.

3. Provision Required by 1998 Lease. In the event of a default under the 1998 Lease which results in the termination of such lease, the Undertenant shall, at the option of the Landlord, attorn to and recognize the Landlord as landlord hereunder and shall, promptly upon the Landlord’s request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Notwithstanding such attornment and recognition, the Landlord shall not (a) be liable for any previous act or omission of the Overtenant under this Sublease, (b) be subject to any offset, not expressly provided for in this Sublease, which shall have accrued to the Undertenant hereunder against the Overtenant, or (c) be bound by any modification of this Sublease or by any prepayment of more than one month’s rent, unless such modification or prepayment shall have been previously approved in writing by the Landlord. The Undertenant hereunder hereby waives all rights under any present or future law to elect, by reason of the termination of the 1998 Lease, to terminate this Sublease or surrender possession of the Premises. This Sublease may not be assigned or the Premises further sublet, in whole or in part, without the prior written consent of the Landlord.

4. Term.

                (a) The term of this Sublease shall commence on the date upon the later of (the “Rent Commencement Date”) (i) the date upon which Landlord consents to this Sublease and (ii) December 15, 2004. The term of this Sublease shall expire at 11:59pm on June 30, 2008.

                (b) Upon the signing of this Sublease, and provided that Undertenant has delivered to Overtenant the Proof of Insurance (as hereinafter defined) and the security deposit required by Section 7 hereof, Undertenant shall be granted access to the Premises solely for the purpose of installing the improvements listed on Schedule 4.(b). Undertenant shall comply with the provisions of the 1998 Lease in installing such improvements (including without limitation Articles 3, 54 and 55 of the 1998 Lease). In the event that the Landlord does not consent to this Sublease, Undertenant shall, at its own expense and at the option of Overtenant, remove such improvements. “Proof of Insurance” shall mean proof of the insurance coverages (such proof to be reasonably satisfactory to Overtenant) to be provided by Undertenant in compliance with Article 52 of the 1998 Lease. Undertenant shall repair and restore any damage caused to the Premises as a result of entry by Undertenant or its agents or representatives, which obligations to repair and restore may be specifically enforced by Overtenant. Undertenant shall defend, indemnify and hold Overtenant harmless from and against any and all damages, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) suffered or incurred by Overtenant with respect to all claims for personal injury, death or for loss or damage to property in connection with Undertenant’s or its agents’, representatives’, contractors’ or subcontractors’ entry onto the Premises and/or installation of such improvements. Undertenant’s indemnification obligations under this paragraph 4.(b) shall survive the termination of this Sublease.

5. Furniture. Overtenant shall leave for Undertenant’s use the furniture and telephone system (excluding computer equipment unrelated to the telephone system or its capabilities) in the Premises as of the date of this Sublease

6. Rent; Electric; Rent Concession; Escalations.

                (a) Rent. In lieu of Fixed Rent, Undertenant shall pay to the Overtenant rent for and during the term hereof, which shall be payable in equal monthly installments of $15,710 (“Base Monthly Rent”), beginning on the Rent Commencement Date; Base Monthly Rental shall be pro rated for a partial month.

                (b) Electric. In lieu of the Electric Factor, Undertenant shall pay to the Overtenant additional rent for electric usage for and during the term hereof, which shall be payable in equal monthly installments of $1,963.75 (“Additional Monthly Rent”), beginning on the Rent Commencement Date; Additional Monthly Rental shall be pro rated for a partial month.

                (c) Base Monthly Rent Concession. Undertenant shall be relieved from paying Base Monthly Rent for the first complete calendar month of the term of this Sublease and shall be required to pay one half of the Base Monthly Rental for the third, fourth, fifth and sixth complete calendar months of the term of this Sublease.

                (d) Expense Escalations. The base year for calculation of Undertenant’s share of increases in Real Estate Taxes pursuant to Article 39 of the 1998 Lease and Operating Expenses pursuant to Article 40 of the 1998 Lease shall be calendar year 2005. Said share shall be 5.57% of the increases in such expenses.

7. Security.

                (a) In lieu of the security deposit required under Article 34 of the 1998 Lease, Undertenant shall deposit with Overtenant $47,130 upon the signing of this Sublease, as security for the full and faithful performance by Undertenant of all the terms, conditions and covenants of this Sublease. Undertenant shall not be entitled to any credit for interest earned on said amount. Overtenant shall have the right, after notice to Undertenant and failure to cure within 10 days of receipt of such notice, to use, apply or retain the whole or any part of the security to the extent required for the payment of any Base Monthly Rent, Additional Monthly Rent or additional charges or any other sum Undertenant is in default of or for any sum which Overtenant may expend or may be required to expend by reason of Undertenant’s default for any of the terms, conditions and covenants of this Sublease, including any damages or deficiency in the re-letting of the Premises or other reentry by Overtenant.

                (b) If Overtenant uses, applies or retains the whole or any part of the security (in the event of Undertenant’s default), Undertenant shall replenish the security to its original sum five days after notification by Overtenant of the amount due.

                (c) Undertenant covenants that it shall not assign, mortgage or encumber the security deposit deposited with Overtenant and any attempt to do so shall be void. Overtenant, its successors or assigns shall not be bound by any assignment, mortgage or encumbrance of Undertenant’s security.

                (d) Undertenant covenants that it shall not use the security to offset any rent or additional rent including the last month’s rent.

                (e) Paragraph 61(B) of the 1998 Lease shall not be applicable to this Sublease.

                (f) In the event Undertenant fully and faithfully complies with all the terms, covenants and conditions of this Sublease, any part of the security not used, applied or retained by Overtenant (as a result of Undertenant’s default hereunder), shall be returned, without interest, to Undertenant after (A) the expiration date of this Sublease and (B) delivery of exclusive possession of the Premises to Landlord.

8. Brokers.  Undertenant and Overtenant acknowledge that this Sublease was brought about by the efforts of Newmark & Company Real Estate, Inc. and George Comfort & Sons, Inc., as brokers. Overtenant shall be responsible for the payment of all commissions, fees and other charges due and owing to Newmark & Company Real Estate, Inc. (who in turn shall be responsible for paying George Comfort & Sons, Inc.) Each party hereto agrees to indemnify the other for any claims, demands, damages, actions, or causes of action which may be asserted by any other broker relating to this Sublease, which claims, demands, damages, actions, or causes of action arise out of the acts of the indemnifying party.

9. Miscellaneous.

                (a) Further Assurances. Each of the parties agrees to execute such other documents and perform (or cause to be performed) such other acts as the other may reasonably request in order to effectuate the provisions and intent of this Sublease.

                (b) Notices. Any notice or other communication in connection with this Sublease shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if by Federal Express or other recognized next day carrier, two business days after mailing, addressed, if to Overtenant, at 572 Whitehead Road, Trenton, NJ 08619, Attention: CFO and if to Undertenant, vFinance, Inc., 3010 N. Military Trail Suite 300, Boca Raton, FL 33431, or (iii) if by facsimile, once transmitted (provided that the appropriate answer back or telephonic confirmation is received), if to Overtenant, at            Attention: CFO, and if to Undertenant, at 561-981-1302, provided, further, that such notice or other communication is also promptly thereafter sent in accordance with the provisions of clause (ii) above. In addition to the foregoing, a copy of said notice shall be sent by recognized “next day” carrier on the same day as the giving of the notice (for next day delivery), in the case of a notice to Overtenant, to Michael R. Spar, Esq., Goldberg, Mufson & Spar, P.A., 200 Executive Drive, West Orange, NJ 07052. Either party may change the address or facsimile number to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner set forth.

                (c) Conflict of Law and Consent to Jurisdiction. This Sublease shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to principles of conflicts of laws. Any controversy or claim arising out of or relating to this Sublease, or breach hereof, shall be settled by binding arbitration before a panel of three arbitrators to be held in New York, New York in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In any such arbitration, each party hereto may select one arbitrator and the two selected arbitrators shall select the third. All arbitrators must be either attorneys at law of the State of New Jersey or New York or accountants licensed by the State of New Jersey or New York. Notwithstanding the foregoing, either party may seek permanent or temporary injunctive or mandatory relief in the courts of any appropriate jurisdiction.

                (d) Severability. If any provision of this Sublease shall for any reason be held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision hereof or thereof, but this Sublease shall be construed as if such invalid or unenforceable provision had never been contained herein or therein, so long as the economic or legal substance of the transactions contemplated by this Sublease are not affected in any materially adverse way to any party to this Sublease. The section and other headings contained in this Sublease are for reference purposes only and shall not limit or otherwise affect the meaning of interpretation of this Sublease.

                (e) Entire Agreement. This Sublease, the Exhibit(s) annexed hereto and hereby made a part hereof and other documents delivered pursuant hereto and signed by the parties hereto, (i) contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, (ii) supersede all prior agreements or understandings among the parties hereto relating to the subject matter hereof and (iii) cannot be amended, modified, changed or terminated except by a writing signed by the party against which enforcement thereof is sought.

                (f) Preparation of Sublease. The parties acknowledge that this Sublease was, in effect, prepared jointly; therefore, it is the parties’ intent that the Sublease be construed without any presumption against one party or the other as the draftsman.

                (g) Date of Sublease. The date of this Sublease shall be the date on which it is executed by all parties or, if not executed simultaneously, the date on which both parties have a fully executed copy of the Sublease; said date shall be inserted at the top of the first page hereof.

                (h) Authority to Execute. Each of the individuals executing this Sublease, by his/her act of executing this Sublease, represents and warrants that he/she has full authority and/or has been duly authorized by his/her respective entity to do so on behalf of such entity.

                (i) Parties in Interest. This Sublease shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

                (j) Waiver. The failure of either party to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any subsequent breach or default in any such agreements, terms, covenants and conditions.

                (k) Singular/Plural, Gender. Whenever herein the singular number is used the same shall include the plural and vice versa, as the context shall require. Whenever herein the masculine gender is used the same shall include the feminine and neuter genders and vice versa, as the context shall require.

                (l) Prevailing Party. The prevailing party in any dispute under this Agreement shall be entitled to receive from the losing party the prevailing party’s costs of enforcement of this Agreement (including, without limitation, its court fees and reasonable attorneys’ fees).

                (m) Counterparts; facsimile and photocopy signatures. This Agreement may be executed in one or more counterparts, which shall constitute one and the same instrument; facsimile copies and photocopies of signatures shall be binding.

                IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.

EMTEC, INC., Overtenant

By:_________/s/ John p. Howlett____________
, Authorized Officer

vFINANCE, INC., Undertenant

By:___________________________________
, Authorized Officer

Schedule 4.(b)
Improvements